Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Universal Technical Institute, Inc. (the “Company”) for the year ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kimberly J. McWaters, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimberly J. McWaters
Kimberly J. McWaters
Chairman of the Board, Chief Executive Officer and President
Universal Technical Institute, Inc.
November 30, 2016

A signed original of this written statement required by Section 906 has been provided to Universal Technical Institute, Inc. and will be retained by Universal Technical Institute, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.